As previously announced, U.S. Cellular will hold a teleconference May 6, 2011 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com or uscellular.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS FIRST QUARTER 2011 RESULTS

U.S. Cellular accelerates 4G/LTE deployment and increases capacity for data usage

Note: Comparisons are year over year unless otherwise noted.

1Q 2011 Highlights

§ A net loss of 31,000 retail customers, reflecting a loss of 22,000 postpaid customers and 9,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

§ Service revenues were $985.1 million, up 2.1 percent.

§ Postpaid ARPU (average revenue per unit) increased to $51.21 from $50.70.

§ Postpaid churn improved to 1.37 percent from 1.41 percent.

§ 5 percent increase in cell sites in service to 7,663.

§ Repurchased 357,021 common shares for $17.4 million.

CHICAGO – May 6, 2011 – United States Cellular Corporation [NYSE:USM] reported service revenues of $985.1 million for the first quarter of 2011 versus $965.0 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $34.1 million and $0.40, respectively, for the first quarter of 2011 compared to $47.4 million and $0.54, respectively, in the comparable period one year ago.

“We were pleased to see improvements in postpaid ARPU and churn in the quarter,” said president and CEO Mary N. Dillon, “though it’s clear from our subscriber results that we need to increase awareness of the unique value and benefits we offer to potential customers. We recently launched new advertising to better communicate our great network and phones and the unique benefits of the Belief Plans.  In addition, the recent changes we’ve made to our senior management team will allow us to leverage the vast strengths and talents of our existing team and bring on additional perspectives as we continue to innovate and delight our customers.

“Smartphone sales were very strong in the quarter, representing 42 percent of all the devices we sold, and data use continued to grow dramatically. Accordingly, we’ve decided to increase overall data capacity and accelerate our 4G/LTE rollout, to ensure outstanding data experiences for our customers and better manage the related costs. We’re also introducing a minimum of 13 new smartphones in 2011 to address the growing demand. Our device lineup will include some lower-priced smartphones with lower associated subsidies.”

“We had migrations and additions totaling 1.8 million new and existing customers on our Belief Plans at the end of the quarter, and we’re focused very intently on evolving our marketing messaging and sales strategies to put U.S. Cellular at the top of the list for consideration by potential switchers. We have the highest call quality and network satisfaction of any national carrier, and this quarter’s very low postpaid churn rate demonstrates how happy our existing customers are with the value and outstanding service they get from U.S. Cellular."

“We continue to move forward with our enablement initiatives to improve efficiencies and cost structure. This spending, along with more smartphone subsidies, is pressuring margins now, but both are expected to have a positive, long-term effect on profitability.”

Guidance for year ending Dec. 31, 2011
Guidance for the year ending Dec. 31, 2011 as of May 6, 2011 is provided below, compared to the previous guidance provided on Feb. 24, 2011. U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from this guidance.

	Current Estimates	Previous Estimates (1)
Service revenues	$4,000-$4,100 million	Unchanged
Adjusted OIBDA (2) (4)	$775-$875 million	Unchanged
Operating income (3) (4)	$185-$285 million	Unchanged
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (3)	Approx. $590 million	Unchanged
Capital expenditures (4)	$750-$800 million	Approx. $650 million

(1)   The 2011 estimated results as disclosed in the U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2010.

(2)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(3)   The 2011 Estimated Results do not include any estimate for losses on impairment of assets since these cannot be predicted.

(4)   This guidance is based on U.S. Cellular's current plans, which include a multi-year deployment of Long-term Evolution ("LTE") technology commencing in 2011. As customer demand for data services increases, and competitive conditions in the wireless industry evolve, such as the rate of deployment of LTE technology by other carriers, the timing of U.S. Cellular's deployment of LTE and the timing of other capital expenditures could change. These factors could affect U.S. Cellular's estimated capital expenditures and operating expenses in 2011.

Conference call information

U.S. Cellular will hold a conference call on May 6, 2011 at 9:30 a.m. CDT.

§ Access the live call on the Conference Calls page of uscellular.com or at http://www.videonewswire.com/event.asp?id=79230.

§ Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular
United States Cellular Corporation, the nation's sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately six million customers in 26 states. The Chicago-based company employed approximately 9,000 full-time equivalent associates as of March 31, 2011. At the end of the first quarter, Telephone and Data Systems, Inc. owned 83 percent of U.S. Cellular.

Visit uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully manage and grow its markets; the economy; competition; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

United States Cellular Corporation Corporation Summary Operating Data (Unaudited)

Quarter Ended	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Total population
Consolidated markets (1)	91,090,000	90,468,000	90,468,000	90,468,000	90,468,000
Consolidated operating markets (1)	46,774,000	46,546,000	46,546,000	46,546,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.6%	6.7%	6.7%	6.8%	6.8%
Consolidated operating markets (2)	12.9%	13.0%	13.1%	13.2%	13.2%
All customers
Total at end of period	6,033,000	6,072,000	6,103,000	6,144,000	6,147,000
Gross additions	293,000	327,000	338,000	349,000	358,000
Net additions (losses)	(39,000)	(31,000)	(41,000)	(3,000)	6,000
Smartphones sold as a percent of total devices sold (3)	42.5%	39.6%	23.6%	15.8%	16.6%
Retail customers
Total at end of period	5,698,000	5,729,000	5,750,000	5,775,000	5,768,000
Smartphone penetration (3) (4)	20.2%	16.6%	12.0%	10.1%	8.9%
Gross additions	256,000	292,000	301,000	307,000	305,000
Net retail additions (losses) (5)	(31,000)	(21,000)	(25,000)	7,000	24,000
Net postpaid additions (losses)	(22,000)	(10,000)	(25,000)	(22,000)	(9,000)
Net prepaid additions (losses)	(9,000)	(11,000)	—	29,000	33,000
Service revenue components (000s)
Retail service	$864,602	$864,905	$865,766	$863,836	$865,039
Inbound roaming	64,386	67,545	72,901	60,902	51,942
Other	56,125	59,464	44,836	47,838	48,027
Total service revenues (000s)	$985,113	$991,914	$983,503	$972,576	$965,008
Total ARPU (6)	$54.29	$54.37	$53.53	$52.71	$52.41
Billed ARPU (7)	$47.65	$47.41	$47.12	$46.81	$46.98
Postpaid ARPU (8)	$51.21	$50.99	$50.82	$50.55	$50.70
Postpaid churn rate (9)	1.4%	1.5%	1.6%	1.4%	1.4%
Capital expenditures (000s)	$95,900	$203,400	$124,700	$133,500	$121,500
Cell sites in service	7,663	7,645	7,524	7,416	7,310

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (2) below.

(2)    Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)    Smartphones represent wireless devices which run on a Blackberry, Windows Mobile, or Android operating system.

(4)    Smartphone penetration is calculated by dividing postpaid customers on smartphone service plans by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the retail postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2011	2010	Amount	Percent
Operating revenues
Service	$985,113	$965,008	$20,105	2%
Equipment sales	71,979	58,849	13,130	22%
Total operating revenues	1,057,092	1,023,857	33,235	3%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	217,603	207,114	10,489	5%
Cost of equipment sold	194,360	161,105	33,255	21%
Selling, general and administrative	442,004	429,605	12,399	3%
Depreciation, amortization and accretion	145,045	143,233	1,812	1%
Loss on asset disposals, net	1,037	5,176	(4,139)	(80%)
Total operating expenses	1,000,049	946,233	53,816	6%

Operating income	57,043	77,624	(20,581)	(27%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	20,891	24,694	(3,803)	(15%)
Interest and dividend income	849	1,021	(172)	(17%)
Interest expense	(15,186)	(16,524)	1,338	8%
Other, net	(125)	(65)	(60)	(92%)

Total investment and other income (expense)	6,429	9,126	(2,697)	(30%)

Income before income taxes	63,472	86,750	(23,278)	(27%)
Income tax expense	24,092	33,662	(9,570)	(28%)

Net income	39,380	53,088	(13,708)	(26%)
Less: Net income attributable to noncontrolling interests, net of tax	(5,269)	(5,719)	450	8%
Net income attributable to U.S. Cellular shareholders	$34,111	$47,369	$(13,258)	(28%)

Basic weighted average shares outstanding	85,484	86,576	(1,092)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.40	$0.55	$(0.15)	(27%)

Diluted weighted average shares outstanding	86,101	86,978	(877)	(1%)
Diluted eanings per share attributable to U.S. Cellular shareholders	$0.40	$0.54	$(0.14)	(26%)

United States Cellular Corporation Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	March 31, 2011	December 31, 2010
Current assets
Cash and cash equivalents	$421,294	$294,426
Short-term investments	121,252	146,586
Accounts receivable from customers and others	405,563	424,019
Inventory	108,818	112,279
Prepaid income taxes	4,910	41,397
Prepaid expenses	62,709	53,356
Net deferred income tax asset	26,757	26,757
Other current assets	10,282	10,804
	1,161,585	1,109,624

Investments
Licenses	1,452,401	1,452,101
Goodwill	494,737	494,737
Customer lists	648	759
Investments in unconsolidated entities	171,485	160,847
Notes and interest receivable – long-term	4,033	4,070
Long-term investments	35,737	46,033
	2,159,041	2,158,547

Property, plant and equipment
In service and under construction	6,465,667	6,382,581
Less: accumulated depreciation	3,898,393	3,767,509
	2,567,274	2,615,072

Other assets and deferred charges	74,028	50,367

Total assets	$5,961,928	$5,933,610

United States Cellular Corporation Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	March 31, 2011	December 31, 2010
Current liabilities
Current portion of long-term debt	$101	$101
Accounts payable
Affiliated	8,750	10,791
Trade	279,657	281,601
Customer deposits and deferred revenues	156,673	146,428
Accrued taxes	36,263	39,299
Accrued compensation	41,651	65,952
Other current liabilities	94,696	121,823
	617,791	665,995

Deferred liabilities and credits
Net deferred income tax liability	624,884	579,769
Other deferred liabilities and credits	287,217	284,949

Long-term debt	868,102	867,941

Commitments and contingencies

Noncontrolling interests with mandatory redemption features	894	855

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,374,323	1,368,487
Treasury shares	(120,475)	(105,616)
Retained earnings	2,162,556	2,129,638
Total U.S. Cellular shareholders’ equity	3,504,478	3,480,583

Noncontrolling interests	58,562	53,518

Total equity	3,563,040	3,534,101

Total liabilities and equity	$5,961,928	$5,933,610

United States Cellular Corporation
Schedule of Cash and Cash Equivalents and Investments
(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at March 31, 2011 and December 31, 2010.

	March 31, 2011	December 31, 2010

Cash and cash equivalents	$421,294	$294,426
Amounts included in short-term investments (1)(2)
Government-backed securities (3)	121,002	146,336
Certificates of deposit	250	250
	$121,252	$146,586
Amounts included in long-term investments (1)(4)
Government-backed securities (3)	$35,737	$46,033

(1)    Designated as held-to-maturity investments and recorded at amortized cost on the Consolidated Balance Sheet.

(2)    Maturities are less than twelve months from the respective balance sheet dates.

(3)    Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(4)    At March 31, 2011, maturities range between 14 and 21 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Three Months Ended March 31,
(Unaudited, dollars in thousands)

	2011	2010
Cash flows from operating activities
Net income	$39,380	$53,088
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	145,045	143,233
Bad debts expense	13,507	19,193
Stock-based compensation expense	5,792	3,830
Deferred income taxes, net	44,413	(2,419)
Equity in earnings of unconsolidated entities	(20,891)	(24,694)
Distributions from unconsolidated entities	8,323	7,238
Loss on asset disposals, net	1,037	5,176
Other operating activities	1,064	274
Changes in assets and liabilities from operations
Accounts receivable	4,950	1,313
Inventory	3,461	(722)
Accounts payable - trade	(2,244)	(39,375)
Accounts payable - affiliate	(2,041)	(5,843)
Customer deposits and deferred revenues	10,245	403
Accrued taxes	11,174	30,723
Accrued interest	9,205	9,221
Other assets and liabilities	(70,598)	(48,387)
	201,822	152,252
Cash flows from investing activities
Additions to property, plant and equipment	(95,933)	(121,514)
Cash paid for acquisitions and licenses	—	(3,800)
Cash paid for investments	—	(25,000)
Cash received for investments	35,000	126
Other investing activities	2,200	230
	(58,733)	(149,958)
Cash flows from financing activities
Common shares reissued for benefit plans, net of tax payments	1,305	486
Common shares repurchased	(17,357)	(5,186)
Distributions to noncontrolling interests	(186)	(2,284)
Other financing activities	17	(63)
	(16,221)	(7,047)

Net increase (decrease) in cash and cash equivalents	126,868	(4,753)

Cash and cash equivalents
Beginning of period	294,426	294,411
End of period	$421,294	$289,658

United States Cellular Corporation Financial Measures and Reconciliations Three Months Ended March 31,
(Unaudited, dollars in thousands)

	2011	2010
Service revenues	$985,113	$965,008

Operating income	57,043	77,624
Add:
Depreciation, amortization and accretion	145,045	143,233
Loss on impairment of intangible assets	—	—
Loss on asset disposals	1,037	5,176
Adjusted OIBDA (1)	$203,125	$226,033

Adjusted OIBDA margin (2)	20.6%	23.4%

	2011	2010

Cash flows from operating activities	$201,822	$152,252
Deduct:
Capital expenditures	95,933	121,514
Free cash flow (3)	$105,889	$30,738

(1)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(2)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues.  Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results. Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(3)   Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.